Exhibit 23.2



                         Consent of Roger L. Fidler, Esq.






                                   CONSENT


     I, Roger L. Fidler, hereby consent to the use of my opinion dated June 12, 2000, and my name under the caption "Legal Matters" in the First Amendment to the SB-2 Registration Statement and prospectus, and any subsequent amendments thereto, of VerticalBuyer, Inc. to be filed with the Securities and Exchange Commission.





                                             /s/Roger L. Fidler
                                             ---------------------
                                             Roger L. Fidler



    Dated: June 12, 2000